Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2022, except as to Note 14(b), as to which the date is March 29, 2022, with respect to the financial statements of Sharps Technology Inc. as of December 31, 2021 and 2020 included in the Registration Statement (Form S-1) and related prospectus.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

April 11, 2022